EXHIBIT 5.1

April 15, 1998


Cal Dive International, Inc.
400 N. Sam Houston Parkway E.
Suite 400
Houston, Texas 77060

Gentlemen:

      The undersigned, as General Counsel for Cal Dive International, Inc., a Minnesota Corporation (the "Company"), is rendering this opinion in connection with the registration, pursuant to a Registration Statement on form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering and sale to certain employees of the Company of up to 75,000 shares of the Company's common stock, no par value per share (the "Common Stock") which may be issued upon the exercise of certain stock rights (the "Purchase Rights") which may be granted under the Company's Employee's Retirement Savings Plan.

      In such capacity, I have examined the corporate documents of the Company, including its 1997 Amended and Restated Articles of Incorporation, its 1997 Amended and Restated By-Laws and resolutions adopted by our Board of Directors and committees thereof. I have also examined the Registration Statement, together with the exhibits thereto, and such other documents which I have deemed necessary for the purposes of expressing the opinion contained herein. I have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to my opinion. I have made no independent investigation regarding such representations and certificates.

      Based on the foregoing, I am of the opinion that when the Purchase Rights when issued in accordance with such Plan, will be duly exercised in accordance with their respective terms, and the Common Stock issued thereupon will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    Andrew C. Becher
                                    General Counsel